UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 9, 2015

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a vote of Security Holders.

The 2015 Annual Meeting of Stockholders was held on December 9, 2015.

The following indicates the matters voted on and the results of the voting. There were 26,527,635 broker non-votes in connection with each nominee and proposals 2 and 3.

Proposal 1 -- Election of Directors

1.1 John Levy	For 44,807,062	Withheld 7,504,746
1.2 Robert Betz	For 49,322,450	Withheld 3,079,358
1.3 Mario Concha	For 49,277,020	Withheld 3,034,788
1.4 David Taft	For 50,504,258	Withheld 1,807,550
1.5 Bradley Tirpak	For 50,559,688	Withheld 1,752,120
1.6 Ali Zamani	For 50,604,258	Withheld 1,707,550
1.7 Andre Zeitoun	For 48,647,251	Withheld 2,941,557

All of the above nominees were elected

Proposal 2 -- Advisory, non-binding vote on executive compensation

FOR 33,329,844	AGAINST 18,893,595	ABSTAIN 88,369

The proposal was approved.

Proposal 3 -- Amendment of the Certificate of Incorporation to enable stockholder action by written consent

FOR 50,285,789	AGAINST 1,841,367	ABSTAIN 184,652

The proposal was approved.

Proposal 4 -- The ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm

FOR 78,664,000	AGAINST 34,510	ABSTAIN 140,633

The proposal was approved

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 14, 2015	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer